Exhibit 99.1

SYNTROLEUM ANNOUNCES SECOND QUARTER

RESULTS

For Immediate Release

Tuesday, August 1, 2006

Contact:	Mel Scott
Syntroleum Corporation
Tulsa – (918) 592-7900
www.syntroleum.com

Tulsa, OK Syntroleum Corporation (NASDAQ: SYNM) today announced unaudited financial results for the second quarter ended June 30, 2006. The Company reported a net loss of $15.0 million, or ($0.27) per share, for the current quarter compared to a net loss of $0.6 million, or ($0.01) per share, for the second quarter of 2005. The Company incurred a net loss of $28.0 million, or ($0.50) per share, for the six months ended June 30, 2006, compared to a net loss of $12.2 million, or ($0.24) per share, during the same period of 2005. The increase in the net loss during the current year compared to the same period in 2005 is the result of several factors, including: the recognition of $5.8 million of previously deferred revenues in 2005 related to the delivery of fuels under the Company’s work with the United States Department of Energy’s (“DOE”) Ultra-Clean Fuels Demonstration Project; the conveyance of interests in Oil Mining Lease 113 (“Aje”) offshore Nigeria to other project participants for $9.4 million, resulting in a gain of $3.6 million in 2005; impairment in 2006 of certain prospects in Nigeria and Indonesia that are no longer being pursued; financing costs in 2006; and increased costs during 2006 associated with research and development activities necessary for preparation of commercial deployment of our GTL and CTL technology. The Company’s cash balance at June 30, 2006 was $46.4 million. This compares to a cash balance of $69.7 million at December 31, 2005.

Second Quarter 2006 vs. Second Quarter 2005

Second quarter 2006 revenues were $0.3 million, a decrease of $5.9 million from the second quarter of 2005. This decrease in revenues is the result of the recognition of previously deferred revenue noted above for the completion of production and delivery of ultra-clean GTL fuels to the DOE in the second quarter of 2005. Current revenues relate to joint development agreements with the United States Department of Defense and GTL fuel sales to the United States Department of Transportation.

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Syntroleum Announces Second Quarter Results

August 1, 2006

The Company incurred expenses for the quarter ended June 30, 2006 of $6.3 million related to research, development, and engineering programs, including $2.7 million of expenditures at its Catoosa Demonstration Facility, compared to $4.9 million for these activities in the quarter ended June 30, 2005. General, administrative and other expenses for the quarter ended June 30, 2006 were $6.8 million, including $1.7 million for non-cash equity compensation. This compares to $4.8 million of general, administrative and other expenses for the same period last year, including $0.2 million of non-cash equity compensation.

Depreciation, depletion, impairment, and amortization for the quarter ended June 30, 2006 was $0.9 million compared to $0.2 million for the same period, 2005. Other income for the quarter ended June 30, 2006 was a loss of $1.5 million, compared to $3.8 million of other income for the same period last year. The variance is the result of the receipt of the Aje bonus payment from other project participants in 2005 and costs associated with financing activities in 2006.

Six Months ended June 30, 2006 vs. Six Months ended June 30, 2005

Revenues for the six months ended June 30, 2006 were $0.7 million compared to $6.4 million for the same period in 2005. Revenues recognized in 2005 included the $5.8 million related to fuels delivery to the DOE.

The Company incurred expenses for the six months ended June 30, 2006 of $12.3 million related to research, development, and engineering programs, including $5.7 million of expenditures at its Catoosa Demonstration Facility, compared to $9.2 million, including $4.6 million of expenditures at the Catoosa Demonstration Facility, for these activities during the six months ended June 30, 2005. The increased expenditures in these areas are related to our operations at our Tulsa Pilot Plant, which was not operating during this period in 2005, and other work being completed on our GTL and CTL technologies.

General, administrative and other expenses for the six months ended June 30, 2006 were $13.7 million, including $3.5 million of non-cash equity compensation. This compares to $12.1 million of general, administrative and other expenses for the same period last year, including $3.2 million of non-cash equity compensation.

Depreciation, depletion, impairment and amortization expense for the six months ended June 30, 2006 totaled $1.8 million, compared to $0.4 million for the six months ended June 30, 2005. The increase resulted from impairment of international oil and gas geophysical and geological costs associated with certain prospects in Nigeria and Indonesia that are no longer being pursued. Other Income for the six months ended June 30, 2006 was a loss of $1.2 million, compared to income of $4.0 million for the six months ended June 30, 2005. This variance resulted from the Aje transaction in 2005 and costs associated with financing activities in 2006.

Syntroleum Announces Second Quarter Results

August 1, 2006

The Company’s second quarter 2006 conference call will take place Tuesday, August 1, 2006 at 10:00 AM EDT, during which Syntroleum’s senior management will discuss financial results for the period, progress on the Company’s commercial developments and other important activities. A web cast of the call will be available via the Internet by accessing www.syntroleum.com. Listeners should allow a few minutes for registration into the web site. A replay of this conference call will be available on the web site under the Syntroleum Investor Relations tab for a period of one year.

Syntroleum Corporation owns a proprietary GTL and coal-to-liquids process for converting natural gas and/or coal into synthetic liquid hydrocarbons. The Company plans to use its technologies, as well as other third party technologies, to develop and participate in resource monetization projects in a number of global locations.

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(Tables Follow)

This document includes forward-looking statements as well as historical information. Forward-looking statements include, but are not limited to, statements relating to proposed projects the Syntroleum Process and related technologies and products. When used in this document, the words "anticipate," "believe," "estimate," "expect," "intent," "may," "project," "plan" "should," “could,” and similar expressions are intended to be among the statements that identify forward-looking statements. Although Syntroleum believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that debt or equity financing for anticipated GTL or related natural gas liquids or oil and gas projects may not be available, the schedule for development, construction and operation of proposed GTL plants may not be met, anticipated appropriation and expenditure of federal monies does not occur, commercial-scale GTL plants do not achieve the same results as those demonstrated on a laboratory or pilot basis or that such plants experience technological and mechanical problems, the potential that improvements to the Syntroleum Process currently under development may not be successful, the impact on plant economics of operating conditions (including energy prices), construction risks, risks associated with investments and operations in foreign countries, our dependence on strategic relationships with manufacturing and engineering companies, volatility of energy prices, our ability to obtain interest in natural gas properties for our sub-quality gas monetization projects, the ability to implement corporate strategies, including the continued availability of adequate working capital, competition, intellectual property risks, our ability to obtain financing and other risks described in the Company’s filings with the Securities and Exchange Commission.

® “Syntroleum” is registered as a trademark and service mark in the U.S. Patent and Trademark Office.

Syntroleum Announces Second Quarter Results

August 1, 2006

Syntroleum Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited) (Amounts in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenue
Joint Development	$ 256	$ 6,208	$ 630	$ 6,428
Other	56	3	110	6
Total Revenue	312	6,211	740	6,434

Operating Expenses
DOE Catoosa Project	2,734	2,373	5,654	4,583
Pilot Plant, Engineering, and R&D	3,569	2,521	6,648	4,606
Depreciation, Depletion, Impairment and Amortization	904	201	1,782	369
G&A and Other (includes non-cash equity compensation of $1,700 and $241 for the three months ended June 30, 2006 and 2005, respectively, and $3,454 and $3,237 for the six months ended June 30, 2006 and 2005, respectively.)	6,828	4,825	13,650	12,147
Total Operating Expenses	14,035	9,920	27,734	21,705

Income (Loss) from Operations	(13,723)	(3,709)	(26,994)	(15,271)

Investment and Interest Income	656	734	1,443	946
Interest Expense	(493)	(425)	(982)	(845)
Other Income (Expense)	(1,489)	3,846	(1,207)	3,998

Income (Loss) from Continuing Operations	(15,049)	446	(27,740)	(11,172)

Income (Loss) from Discontinued Domestic Oil and Gas Business	-	(1,010)	(213)	(1,026)

Net Income (Loss)	$ (15,049)	$ (564)	$ (27,953)	$ (12,198)

Earnings (Loss) Per Share (Basic and Diluted): Continuing Operations	$ (0.27)	$ 0.01	$ (0.50)	$ (0.22)
Discontinued Operations	$ -	$ (0.02)	$ -	$ (0.02)
Net Income	$ (0.27)	$ (0.01)	$ (0.50)	$ (0.24)

Weighted Average Shares Outstanding	55,829	55,181	55,770	51,590

Syntroleum Announces Second Quarter Results

August 1, 2006

Syntroleum Corporation and Subsidiaries
Condensed Balance Sheets (Unaudited) (Amounts in thousands)

	June 30, 2006	December 31, 2005
Assets
Cash and Cash Equivalents	$ 46,423	$ 69,663
Restricted Cash	3,571	1,684
Other Current Assets	1,885	6,111
Property and Equipment Held for Sale	1,150	1,927
Total Non-Current Assets	10,912	10,410

Total Assets	$ 63,941	$ 89,795

Liabilities and Stockholders’ Equity
Current Liabilities	$ 3,191	$ 5,438
Current Maturities of Convertible Debt	26,770	25,925
Non-Current Liabilities	64	114
Stranded Gas Venture	4,730	4,247
Deferred Revenue	20,952	20,952
Minority Interests	706	706

Total Liabilities	56,413	57,382

Total Stockholders’ Equity	7,528	32,413

Total Liabilities and Stockholders’ Equity	$ 63,941	$ 89,795